Exhibit 10.1

SECOND AMENDMENT TO PROMISSORY NOTE

THIS SECOND AMENDMENT TO PROMISSORY NOTE (this “Second Amendment”) is made and entered into as of May 14, 2020, by and between NOVABAY PHARMACEUTICALS, INC., a Delaware corporation (the “Company”) and Pioneer Pharma (Hong Kong) Company Limited (the “Lender”).

Recitals:

A.     The Company executed and delivered to the Lender that certain Promissory Note in the original principal amount of $1,000,000 dated as of February 27, 2019 (the “Note”), pursuant to which, inter alia, the Lender agreed, subject to the terms and conditions thereof, to make the loan to the Company.

B.      Pursuant to the First Amendment to Promissory Note (the “First Amendment”), dated June 25, 2019, the Note was amended to extend the maturity date from July 27, 2019 to July 1, 2020 and increase the interest payment from $150,000 to $300,000.

C.      Recently, the Company began purchasing KN95 masks from Earntz Nonwoven Co., Ltd. and selling such KN95 masks with the Lender and its affiliates acting as intermediaries in facilitating such distribution.

D.      In order to continue facilitating the distribution of the KN95 masks by the Company, the Lender has requested, and the Company’s Board of Directors has agreed, to repay the principal amount of the Note early so the Lender will have additional cash on hand to fund the KN95 mask purchases.

E.      The Company has determined to use the proceeds raised from certain at-the-market equity offerings, pursuant to the At the Market Offering Agreement, dated April 27, 2020, with Ladenburg Thalmann & Co. Inc., to repay such principal amount.

F.      The Company has also agreed to provide the Lender or its affiliates 65,178 units of NeutroPhase (40ml) at no charge, inclusive of 40,644 units delivered in March 2020 with an additional 24,534 units expected to be delivered to the Lender in the third quarter of 2020 and the fulfillment of such agreement constituting the “Interest Payment” under the Note.

G.     Subject to the terms and conditions of this Second Amendment, the Company and the Lender wish to memorialize such understanding.

Agreements:

NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual agreements hereinafter set forth, the Company and the Lender hereby agree as follows:

1.     Amendments to the Note.

(A) The “Interest Payment” set forth in the first paragraph of the Note, as amended by the First Amendment, is hereby further amended by deleting the words “together with interest of Three Hundred Thousand US Dollars (US$300,0000) (the “Interest Payment”).” therefrom and inserting the words “and to deliver to the Lender, or an affiliate of the Lender, 65,178 units of NeutroPhase (40ml) as interest under the Note (the “Interest”).” in their stead.

(B) The phrase “upon certain events occurring” is hereby deleted from the second paragraph of the Note.

(C) The defined term “the Interest Payment” set forth in the third paragraph of the Note is hereby amended by replacing such defined term with “the Interest”.

(D) The phrase “and the Interest Payment of this Note” set forth in Section 3.08 is hereby amended by replacing such phrase with “and deliver the Interest of this Note”.

(E) Section 5.01(b) is hereby amended in its entirety and replaced with the following: “the Company shall fail to deliver the Interest or pay any fees or other amounts on the Loan when due and such failure shall continue for ten (10) business days; or”.

(F) The phrase “, together with the Interest Payment,” is hereby deleted from Section 5.01.

(G) The phrase “in any payment of principal of this Note or the Interest Payment” set forth in Section 5.03 is hereby amended by replacing such phrase with “in any payment or delivery, as applicable, of principal of this Note or the Interest”.

(H) Section 6.01 is hereby deleted in its entirety and replaced with “Voluntary Prepayment. The Company shall have the right to prepay any or all of the outstanding principal of this Note without premium or charge.”

(I) The phrase “and the Interest Payment” is hereby deleted from Section 6.02.

2.     Effective Date; Conditions Precedent. The modifications to the Note set forth in Paragraph 1 above shall not be effective unless and until the date on which the Company has satisfied all of the following conditions precedent (such date of effectiveness being the “Effective Date”): on the Effective Date and after giving effect to the amendment contained herein (i) there shall exist no Event of Default, and (ii) the representations and warranties of the Company under the Note, as amended by the First Amendment and this Second Amendment, shall be true and correct as of the Effective Date, subject only to variances therefrom acceptable to the Lender.

3.     Other Loan Documents. Any reference to the Note in any other documents executed and delivered pursuant to or in connection with the Note shall, from and after the Effective Date, be deemed to refer to the Note, as modified by the First Amendment and this Second Amendment.

4.     Confirmation of Debt. The Company hereby affirms all of its liabilities and obligations to the Lender under the Note, as modified by the First Amendment and this Second Amendment, and that such liabilities and obligations are owed to the Lender. The Company further acknowledges and agrees that as of the date hereof, it has no claims, defenses or set-off rights against the Lender of any nature whatsoever, whether sounding in tort, contract or otherwise; and there are no claims, defenses or set-offs to the enforcement by the Lender of the liabilities and obligations of the Company to the Lender under the Note.

5.     No Other Modifications; Same Indebtedness. Except as expressly provided in the First Amendment and this Second Amendment, all of the terms and conditions of the Note remain unchanged and in full force and effect. The modifications effected by the First Amendment, this Second Amendment and by the other instruments contemplated hereby shall not be deemed to provide for or effect a repayment and re-advance of any of the loans now outstanding, it being the intention of the Company and the Lender hereby that the indebtedness owing under the Note, as amended by the First Amendment and this Second Amendment, be and hereby is the same Indebtedness as that owing under the Note immediately prior to the effectiveness hereof.

6.     Governing Law; Binding Effect. This Second Amendment shall be governed by and construed in accordance with the laws of the State of Delaware and shall be binding upon and inure to the benefit of the Company and the Lender and their respective successors and assigns.

7.     Counterparts. This Second Amendment may be executed in separate counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed a fully executed agreement.

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IN WITNESS WHEREOF, the Company and the Lender have hereunto set their hands as of the date first above written.

NOVABAY PHARMACEUTICALS, INC.

By:	/s/ Justin Hall
Name:	Justin Hall
Title:	President & Chief Executive Officer and General Counsel

Pioneer Pharma (Hong Kong) Company Limited

By:	/s/ Liu Xuefeng
Name:	Liu Xuefeng - Authorized by Mr. Li Xinzhou
Title:	B.D. Director